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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-        ) with respect to Public
Storage, Inc.'s (formerly Storage Equities, Inc.) registration of common stock and in the related Joint Proxy Statement and Prospectus of Public Storage, Inc., Public Storage Properties IX, Inc. and PS Business Parks, Inc. and to the incorporation by reference therein of our report dated February 7, 1995, except for Note 13, for which the date is March 13, 1995 with respect to the consolidated financial statements and schedules of Storage Equities, Inc. in its Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 2) dated April 27, 1995 for the year ended December 31, 1994 filed with the Securities and Exchange Commission, to the use of our report dated February 24, 1995 with respect to the financial statements and schedules of Public Storage Properties IX, Inc. included in the Registration Statement and Joint Proxy Statement and Prospectus, and to the use of our report dated February 24, 1995 with respect to the financial statements and schedules of PS Business Parks, Inc. included in the Registration Statement and Joint Proxy Statement and Prospectus.

     We also consent to the incorporation by reference of the following: (i) our report dated February 24, 1995 with respect to the financial statements of Public Storage Properties VII, Inc. which is included in the Registration Statement on Form S-4 (No. 33-58893) of Storage Equities, Inc., (ii) our report dated July 10, 1995 on the combined statements of assets, liabilities and deficit of the property management and advisory businesses of Public Storage, Inc. as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994, and our report dated July 10, 1995 on the combined summaries of historical information relating to real estate interests to be acquired for each of the three years in the period ended December 31, 1994 which are included in the Current Report on Form 8-K, as amended by a Form 8-K/A, each dated June 30, 1995, of Storage Equities, Inc., (iii) our report dated October 6, 1995 on the combined statements of assets, liabilities and equity of the property management and advisory businesses and real estate assets of Public Storage, Inc. as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994 which are included in the Current Report on Form 8-K dated November 16, 1995, of Public Storage, Inc., each of which is incorporated by reference in the Registration Statement on Form S-4 (No. 333-________) and related Joint Proxy Statement and Prospectus.



                                               ERNST & YOUNG LLP


Los Angeles, California
January 30, 1996